Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                           For the Month of January
                    Distribution Date of February 17, 1998
                           Servicer Certificate #21

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $232,737,029.86
Beginning Pool Factor                                           0.5060118

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,471,981.55
     Interest Collected                                     $1,903,979.48

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $254,536.38
Total Additional Deposits                                     $254,536.38

Repos / Chargeoffs                                            $454,573.67
Aggregate Number of Notes Charged Off                                  82

Total Available Funds                                      $12,395,428.53

Ending Pool Balance                                       $222,045,543.52
Ending Pool Factor                                              0.4827666

Servicing Fee                                                 $193,947.52

Repayment of Servicer Advances                                $235,068.88

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,965,736.66
     Target Percentage                                               5.00%
     Target Balance                                        $11,102,277.18
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($863,459.48)
     Ending Balance                                        $11,102,277.18

Current Weighted Average APR:                                       9.522%
Current Weighted Average Remaining Term (months):                   32.06

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $1,645,308.24     1,224
                                31 - 60 days             $456,376.00       356
                                60+  days                $166,615.80        76

     Total:                                            $2,268,300.04     1,239

     Balances:                  60+  days              $2,314,213.08        76

Memo Item - Reserve Account
     Prior Month                                      $11,636,851.49
+    Invest. Income                                       $52,251.04
+    Excess Serv.                                        $276,634.13
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $11,965,736.66


Exhibit 20.5
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  January

                                                                                  NOTES
                                                                  (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $232,737,029.86
Ending Pool Balance                            $222,045,543.52

Collected Principal                             $10,236,912.67
Collected Interest                               $1,903,979.48
Charge - Offs                                      $454,573.67
Liquidation Proceeds / Recoveries                  $254,536.38
Servicing                                          $193,947.52
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $12,201,481.01

Beginning Balance                              $232,737,029.86              $0.00    $218,387,035.30    $14,349,994.56

Interest Due                                     $1,233,360.54              $0.00      $1,155,631.40        $77,729.14
Interest Paid                                    $1,233,360.54              $0.00      $1,155,631.40        $77,729.14
Principal Due                                   $10,691,486.34              $0.00     $10,210,369.45       $481,116.89
Principal Paid                                  $10,691,486.34              $0.00     $10,210,369.45       $481,116.89

Ending Balance                                 $222,045,543.52              $0.00    $208,176,665.85    $13,868,877.67
Note / Certificate Pool Factor                                             0.0000             0.5995            0.6700
   (Ending Balance / Original Pool Amount)
Total Distributions                             $11,924,846.88              $0.00     $11,366,000.85       $558,846.03

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $276,634.13
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $11,965,736.66
(Release) / Draw                                  ($863,459.48)
Ending Reserve Acct Balance                     $11,102,277.18


Exhibit 20.5
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  January


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                6                  5                 4                 3                2                   1
                             Aug-97             Sep-97            Oct-97            Nov-97            Dec-97              Jan-98
Beginning Pool Balance  $289,158,602.47   $279,497,851.07   $270,169,037.72   $254,984,770.87   $245,988,899.09   $232,737,029.86

A)   Loss Trigger:
Principal of Contracts
  Charged Off              $425,054.70        $651,062.78       $341,088.81       $311,380.44       $304,829.40       $454,573.67
Recoveries                 $960,144.57        $473,254.71     $1,181,249.07       $206,762.10       $413,465.80       $254,536.38

Loss Trigger - Reserve Account Balance                                  Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)     $1,303,532.03                Total Charged off (Months 1 - 6)          $2,487,989.80
     Total Recoveries (Months 3, 2, 1)        $874,764.28                Total Recoveries (Months 1 - 6)           $3,489,412.63
     Net Loss / (Recoveries) for 3 Mos        $428,767.75(a)             Net Loss/(Recoveries) for 6 Mos.         ($1,001,422.83)(c)

Total Balance (Months 5, 4, 3)            $804,651,659.66(b)             Total Balance (Months 1 - 6)          $1,572,536,191.08(d)

Loss Ratio Annualized  [(a/b) * (12)]              0.6394%               Loss Ratio Annualized [(c/d) (12)]              -0.7642%

Trigger:  Is Ratio > 1.5%                              No                Trigger:  Is Ratio > 6.0%                            No

                                                                                    Nov-97            Dec-97              Jan-98
B)   Delinquency Trigger:                                                       $4,157,769.73     $3,441,223.14     $2,314,213.08
     Balance delinquency 60+ days                                                    1.63060%          1.39893%          0.99435%
     As % of Beginning Pool Balance                                                  1.45966%          1.28848%          1.34129%
     Three Month Average

Trigger:  Is Average > 2.0%                           No

C)   Noteholders Percent Trigger:                 2.4138%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer